Exhibit 10
Form 10-KSB
Reddi Brake Supply Company, Inc.

JOSEPH A. EISENBERG P.C. (SBN 52346)
MICHAEL D. GOOD (SBN 176033)
JEFFER, MANGELS, BUTLER & MARMARO LLP
2121 Avenue of the Stars
Tenth Floor
Los Angeles, California 90067
Telephone: (310) 203-8080
Fax: (310) 203-0567

Attorneys for Debtor


                 UNITED STATES BANKRUPTCY COURT

                 CENTRAL DISTRICT OF CALIFORNIA

In reply to:                  )    Case No. ND 97-11349-RR
                              )
REDDI BRAKE SUPPLY COMPANY,   )    Chapter 11
INC., a California Corporation)
fdba EXPRESS UNDERCAR and     )    ORDER CONFIRMING PLAN OF
WESCO AUTO PARTS,             )    REORGANIZATION1
                              )
                Debtor.       )     Date:      January  28  and
February 26, 1998
                              )    Time: 11:00 a.m.
                              )    Place:    Courtroom "201"
                              )    1415 State Street
                              )    Santa Barbara, CA

     AT SANTA BARBARA, CALIFORNIA, IN THIS DISTRICT, ON THE 20TH

DAY OF MARCH, 1998.

     Commencing on January 28, 1998, and concluding on February

26, 1998, this Court held a hearing to consider Confirmation of the Debtor's Revised Plan of Reorganization (Dated October 14,

1997), as Modified (the "Plan"), of Reddi Brake Supply Company,

Inc., the debtor in this Case ("Debtor").

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     Present at the hearing were counsel for the Debtor, Joseph

A. Eisenberg P.C. and Michael D. Good of Jeffer, Mangels, Butler,

Kane, Russell, Coleman & Logan, P.C.; counsel for HFG, E. Paul

Keiffer of Burke, Wright & Keiffer, P.C.; and counsel for the

Securities and Exchange Commission ("SEC"), Sandra W. Lavignae.

All other appearances are noted in the record.

The Court, having considered (i) the records and pleadings in this Case, (ii) the Plan, (iii) the proposed modifications to the

Plan of Reorganization Dated October 14, 1997, as Revised filed by Debtor, pursuant to Bankruptcy Rule 3019, on January 23, 1998,

(the "Modifications"), (iv) the further modifications announced in open Court on January 28, 1998, and as set forth on Exhibit

"A" attached hereto (the "Further Modifications"), (v) the

additional modifications made in open Court on February 26, 1998,

and incorporated in this Order (the "Additional Modifications"),

(vi) the objections to Confirmation filed by various parties in interest, including the Sec and certain tax agencies, (vii) the responses to the objections to Confirmation, (viii) the various briefs submitted by the Sec and HFG in respect of the securities and discharge implications and provisions of the Plan and

Confirmation, (ix) the declarations and other evidence adduced in support of Confirmation, including the testimony of witnesses presented by the Debtor and HFG, (x) the arguments and

representations of counsel, and good cause appearing therefor,

and the Court having concurrently herewith entered Findings of

Fact and Conclusions of Law, pursuant to Federal Rule of Civil

Procedure 52, made applicable in this Case by Bankruptcy Rule

7052, and having found that the Plan, a modified by the

Modifications, the Further Modifications and the Additional

Modifications, should be confirmed pursuant to Section 1129 of the Bankruptcy Code.

NOW, THEREFORE, IT IS HEREBY ORDERED:
------------------------
1 Capitalized terms in this Confirmation Order not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

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     I.   The objections to Confirmation, and each of them, being

and they are hereby overruled.

     II.  In accordance with Bankruptcy Rule 3019, the

Modifications, the Further Modifications, and the Additional

Modifications, and each of them, are approved and deemed accepted by all Creditors who previously accepted the Plan.

     III. The Plan, as modified by the Modifications, the Further

Modifications, and the Additional Modifications, should be and hereby is confirmed.

     IV.  The Plan Shares shall be issued to each Class 3

Creditor as soon as practicable after the earlier of (a) the

Effective Date, and (b) the date on which such Class 3 Creditor is the holder of an Allowed Claim.

     V.   The certificate representing the Plan Shares to be

issued to HFG shall bear the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE

     SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR

     SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE

     REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT

     OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION

     OF  COUNSEL SATISFACTORY TO THE PUBLIC COMPANY THAT SUCH

     REGISTRATION IS NOT REQUIRED.

     HFG MAY TRANSFER A PORTION OF THE SECURITIES IN A PRIVATE

TRANSACTION IN A MANNER CONSISTENT WITH ALL APPLICABLE STATE AND

FEDERAL SECURITIES LAWS TO A SINGLE TRANSFEREE OR GROUP OF

TRANSFEREES UNDER COMMON CONTROL BUT MAY NOT TRANSFER ITS

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RESPONSIBILITY TO FIND A REVERSE MERGER OR ACQUISITION CANDIDATE

AND COMPLETE THE TASKS SET FORTH IN THE COMPANIES PLAN OF

REORGANIZATION.

     VI.  Notwithstanding any state or local statute or

regulation to the contrary, holders of Allowed Tax Claims shall be entitled to receive interest thereon from and after the

Effective Date until the date of payment at the rate of six

percent (6%) per annum.

     VII. Any solicitation of Class 3 Creditors qua holders of

Plan Shares to approve the merger of or acquisition by the

Reorganized Debtor shall comply with Article VII, subparagraph D,

of the Plan and all applicable Federal, State, and local laws concerning solicitation of such approval, including, to the

extend applicable:

     A.   The Securities Act of 1933; and

     B.   State Securities or "Blue Sky" laws governing

registration, disclosure and broker-dealer requirements in the jurisdictions of the shareholders of the Reorganized Debtor.

     VIII.     The Reorganized Debtor shall file with this Court

no less than 45 days prior to any vote on such merger a copy of all solicitation materials provided to Class 3 Creditors together with evidence of service of such materials to Class 3 Creditors and counsel in this matter for the SEC.

     IX.  The Debtor shall receive a discharge pursuant to

Section 1141(d) of the Bankruptcy Code, if and only if the

Reorganized Debtor files with this Court an appropriate

certificate evidencing that it has: (a) a completed reverse

merger or acquisition, and (b) is engaged in business by the

Consummation of the Plan Date.

     X.   Class 3 Creditors who are entitled to receive Plan

Shares are hereby enjoined from selling or otherwise trading their Claims and are enjoined from selling or otherwise trading

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receive Plan Shares when received until the completion of the reverse merger or reverse acquisition as provided for in the

Plan.  If, upon the expiration of eighteen (18) months after the

Effective Date, such transaction is not complete, then the Plan

Shares and any right to receive Plan Shares shall be deemed void and canceled, and this injunction shall terminate.

     XI.  As of the Effective Date and until the Consummation of the Plan Date, all entities that have held, currently hold or may hold a Claim or an Interest are enjoined from taking any of the following actions on account of any such Claims or Interests: (a)

commencing or continuing in any manner any action or other

proceeding against the Reorganized Debtor, the Creditor Trust or the property thereof; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or other order against the Reorganized Debtor, the Creditor Trust or the property thereof; (c) creating, perfecting or enforcing any lien or encumbrance against the Reorganized Debtor, the Creditor Trust or the property thereof; (d) asserting against the Reorganized

Debtor, the Creditor Trust or the property thereof a set-off right or claim of subordination or recoupment of any kind against any debt, liability or obligation due the Debtor; and (e)

commencing or continuing in any action, in any manner, in any place that does not comply with or is inconsistent with the

provisions of the Plan.  In the event, on Consummation of Plan

Date the Reorganized Debtor has completed a reverse merger or acquisition, the foregoing injunctions shall be permanent.

     XII. Pursuant to Section 1146 of the Bankruptcy Code, the

issuance transfer of exchange of a security, or the making or delivery of an instrument or transfer under the Plan shall not be taxed under any law imposing a stamp tax or any other similar tax.

     XIII.     Tim Halter, as president of the Reorganized

Debtor, is authorized to execute any necessary documents to meet the statutory requirements for filing the necessary papers with the

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State of California and the State of Texas for reorganization under the Bankruptcy Code and to change the Articles of

Incorporation as required by the Plan.

     XIV. Stanford T. Waddell, as chief executive officer of the

Debtor, is hereby ordered to execute the Creditor Trust Agreement in the form attached hereto as Exhibit "B" and any other

documents necessary to implement the Plan on behalf of the

Debtor, and John T. Grigsby, Jr. is hereby authorized to serve as the initial Trustee under the Creditor Trust Agreement.

     XV.  A post-Confirmation status conference will be held

before this Court on September 21, 1998, at 10:00 a.m., and the

Creditor Trust shall file and serve the post-Confirmation status report, in accordance with Local Bankruptcy Rule 142(3), no later than September 14, 1998.

                                   /s/ Robin L. Riblet
                                   The Honorable Robin Riblet
                                   United States Bankruptcy Judge

Presented by:
/s/ Joseph A. Eisenberg P.C.
Jeffer, Mangles, Butler & Marmaro LLP
2121 Avenue of the Stars
10th Floor
Los Angeles, California 90067

Attorneys for Debtor

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